Exhibit 3.02
EASTMAN CHEMICAL COMPANY BYLAWS

AMENDED AND RESTATED AS OF DECEMBER 4, 2003

SECTION I

Capital Stock

Section 1.1. Certificates . Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board of Directors or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 1.2. Record Ownership . A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

Section 1.3. Transfer of Record Ownership . Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

Section 1.4. Lost Certificates . Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

146

Exhibit 3.02
Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

Section 1.6. Record Date . The Board of Directors may fix in advance a future date, not exceeding 60 days (nor, in the case of a stockholders' meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION II

Meetings of Stockholders

Section 2.1. Annual . The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Thursday in May, unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place, within or without the State of Delaware, as determined by the Board of Directors.

Section 2.2. Special . Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

147

Exhibit 3.02
Section 2.3. Notice . Notice of each meeting of stockholders, shall be made in writing, or electronically to such stockholders as have consented to the receipt of such notice by electronic means, or by any such other means permitted by the Delaware General Corporation Law. Such notice shall state the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be available for examination of any stockholder, for any purpose germane to the meeting, either on a reasonably accessible electronic network or, during normal business hours, at the Corporation’s principal place of business, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting. In the event that such list is to be made available on an electronic network, the notice of meeting given under Section 2.3 hereof shall provide the information required to gain access to such list.

Section 2.5. Quorum . The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

148

Exhibit 3.02
Section 2.6. Organization and Procedure. (a) The Chairman of the Board, or such other officer of the Corporation designated by a majority of the directors that the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board"), will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined prior to the meeting by a majority of the Whole Board, the presiding officer of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including, without limitation, restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, and ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

(b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with these bylaws, (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with these bylaws.

(c) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with these bylaws or (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board. The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare at the meeting and any such business will not be conducted or considered.
149

Exhibit 3.02
Section 2.7. Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Article V of the Certificate of Incorporation) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.
150

Exhibit 3.02

(b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (F) all information relevant to a determination of the nominee's status as to "independence," including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation's equity securities are then listed or quoted) and the Corporation's Corporate Governance Guidelines, in each case as in effect at the time of such Stockholder Nomination; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

151

Exhibit 3.02

(c) In the case of an annual meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than 45 days prior to the date on which the notice of the immediately preceding year's annual meeting of stockholders was first sent to the stockholders of the Corporation. In the case of a special meeting of stockholders, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given.

Section 2.8. Voting . Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person or by proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. Each stockholder voting by proxy shall grant such authority in writing, by electronic or telephonic transmission or communication, or by any such other means permitted by the Delaware General Corporation Law. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

Section 2.9. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

SECTION III

Board of Directors

152

Exhibit 3.02
Section 3.1. Number and Qualifications . The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors constituting the Board of Directors shall be as authorized from time to time exclusively by a vote of a majority of the members of the Board of Directors then in office. The maximum number of consecutive three-year terms of office that may be served by any director is three, and for purposes of calculating such maximum number of terms there shall not be counted as a three-year term any service during a partial term for which such director is serving or during any initial term; provided, however, that the Board of Directors is authorized in circumstances it deems appropriate to nominate and thereby render eligible a person for a fourth or subsequent consecutive three-year term. Notwithstanding the foregoing, (i) a person who is not serving as a director shall not be eligible for nomination, appointment, or election if such person has or will have reached age 70 on the date of his or her appointment or election; and (ii) any director reaching the age of 70 during any term of office shall continue to be qualified to serve as a director only until the next annual meeting of stockholders following his or her 70th birthday, provided, however, that the Board of Directors is authorized, in circumstances it deems appropriate and by unanimous approval of all of the directors then in office (excepting the director whose qualification is the subject of the action), to render a director then in office eligible to serve until the next annual meeting of stockholders following his or her 71st birthday.

Section 3.2. Resignation . A director may resign at any time by giving notice, in writing, by electronic transmission or by any other means permitted by the Delaware General Corporation Law, to the Chairman of the Board or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3. Regular Meetings . Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors. Unless otherwise determined by the Board of Directors, the locations of the regular meetings of the Board of Directors shall be in Kingsport, Tennessee. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

Section 3.4. Special Meetings . Special meetings of the Board of Directors may be called by the Chairman of the Board, or the Vice Chairman or at the request in writing of one third of the members of the Board of Directors then in office.
153

Exhibit 3.02

Section 3.5. Notice of Special Meetings . Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.5. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

Section 3.6. Place of Meetings . The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

Section 3.7. Telephonic Meeting and Participation . Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.8. Action by Directors Without a Meeting . Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, by electronic transmission, or by any other means permitted by the Delaware General Corporation Law, and the writing or writings or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmissions, are filed with the minutes of proceedings of the Board or committee.
154

Exhibit 3.02
Section 3.9. Quorum and Adjournment . A majority of the directors then holding office shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

Section 3.10. Organization . The Chairman of the Board, or, in the absence of the Chairman of the Board, the Vice Chairman, or in the absence of the Vice Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

Section 3.11. Compensation of Directors . Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.12. Presumption of Assent . A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

SECTION IV

Committees

155

Exhibit 3.02
Section 4.1. Committees . The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

SECTION V

Officers

Section 5.1. Designation. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Controller, and a Secretary, and such other officers as the Board of Directors may elect or appoint, or provide for the appointment of, as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same persons, except that the Chairman of the Board must be a director of the Corporation and may also be the Chief Executive Officer.

Section 5.2. Election Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified.

Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

156

Exhibit 3.02
Section 5.4. Removal. Any officer may be removed at any time with or without cause by affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.

Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

Section 5.6. Chief Executive Officer. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.

Section 5.7. Chairman of the Board. The Chairman of the Board shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

Section 5.8. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity, and assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs, and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors.

Section 5.9. Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.10. Controller. The Controller shall serve as principal accounting officer of the Corporation, having the custody and operation of the accounting books and records of the Corporation, and shall perform all acts incident to the position of Controller, subject to the control of the Board of Directors.

Section 5.11. Secretary. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

157

Exhibit 3.02
Section 5.12. Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors or the appropriate committee thereof may determine. The Board of Directors may delegate its authority to determine compensation to designated officers of the Corporation.

Section 5.13. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer or other officers or employees or agents, in any such case as the Board of Directors may direct or authorize.

Section 5.14. Mechanical Endorsements. The Chief Executive Officer, the Secretary, or other authorized officers may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

SECTION VI

Indemnification

Section 6.1. Indemnification Provisions in Certificate of Incorporation . The provisions of this Section VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Sections 7.2 and 7.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VII shall have the same meaning in this Section VI.

Section 6.2. Indemnification of Employees . The Corporation shall indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

Section 6.3. Undertakings for Advances of Expenses . If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.
158

Exhibit 3.02

Section 6.4. Claims for Indemnification . If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

Section 6.5. Insurance . The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6. Severability . In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.
159

Exhibit 3.02

SECTION VII

Miscellaneous

Section 7.1. Seal . The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

Section 7.2. Waiver of Notice . Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.3. Voting of Stock Owned by the Corporation . Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Vice Chairman, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

SECTION VIII

Amendment of Bylaws

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Exhibit 3.02
Section 8.1. Power to Amend. Except as otherwise provided by law or by the certificate of incorporation or these bylaws, these bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, subject to these bylaws, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described in reasonable detail in the notice of such meeting, or (ii) at any meeting of the Board of Directors, provided in all events that any action relating to the last sentence of Section 3.1 hereof concerning the age 70 qualification limitation on Board service shall require the vote of 100% of the directors then in office, and provided further in all events that no amendment to any by-law that conflicts or varies with, or frustrates the purposes or effect of, any provision of the certificate of incorporation or other provisions of these bylaws may be adopted (including, without limitation, any bylaw the purpose or effect of which is to require approvals of matters by supermajority vote of the Board of Directors or a committee) without amendment of such provision of the certificate of incorporation or other provision of the bylaws in accordance with applicable law and, to the extent otherwise applicable, these bylaws.

Section 8.2. Approval of Amendments. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, these bylaws may not be amended, supplemented, or repealed by the stockholders, and no provision inconsistent in intent, operation, or effect therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the stock of the Corporation of any class or series entitled to vote generally in the election of the directors of the Board of Directors, voting together as a single class. Notwithstanding anything contained in these bylaws to the contrary, the affirmative vote of the holders of at least 80% of the stock of the Corporation of any class or series entitled to vote generally in the election of the directors of the Board of Directors, voting together as a single class, is required to amend, supplement or repeal, or to adopt any provisions inconsistent with, this section.

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